Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

January 15, 2015

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

as Representatives of the several Underwriters

c/o          Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:               Ecolab Inc. $300,000,000 1.550% Notes due 2018 and $300,000,000 2.250% Notes due 2020

Ladies and Gentlemen:

We have acted as special counsel to Ecolab Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated January 12, 2015 (the “Underwriting Agreement”), between you, as representatives of the several Underwriters named therein (the “Underwriters”), and the Company, relating to the sale by the Company to the Underwriters of $300,000,000 aggregate principal amount of the Company’s 1.550% Notes due 2018 and $300,000,000 aggregate principal amount of the Company’s 2.250% Notes due 2020 (the “Securities”) to be issued under the indenture, dated as of January 12, 2015 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of January 15, 2015 (together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

This opinion is being furnished to you pursuant to Section 6(c) of the Underwriting Agreement.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)           the registration statement on Form S-3 (File No. 333-201445) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on January 12, 2015 under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, including the Incorporated Documents (as defined below), being hereinafter referred to as the “Registration Statement”);

(b)           the prospectus, dated January 12, 2015 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)           the preliminary prospectus supplement, dated January 12, 2015 (together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(d)           the prospectus supplement, dated January 12, 2015 (together with the Base Prospectus and the Incorporated Documents, the “Prospectus Supplement”), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(e)           the documents described on Schedule A hereto filed or furnished by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Prospectus Supplement or Preliminary Prospectus, as the case may be, as of the date hereof (collectively, the “Incorporated Documents”);

(f)            an executed copy of the Underwriting Agreement;

(g)           the global certificates evidencing the Securities (the “Note Certificates”), in the form delivered by the Company to the Trustee for authentication and delivery;

(h)           an executed copy of the Indenture;

(i)            an executed copy of a certificate of Ching-Meng Chew, Vice President and Treasurer of the Company, dated the date hereof, a copy of which is attached as Exhibit A hereto (the “Officer’s Certificate”);

(j)            an executed copy of a certificate of David F. Duvick, Senior SEC Counsel and Assistant Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(k)           a copy of the Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of January 12, 2015, and certified pursuant to the Secretary’s Certificate;

(l)            a copy of the Company’s By-Laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(m)          copies of certain resolutions of the Board of Directors of the Company relating to the Transaction Agreements (as defined below) and certified pursuant to the Secretary’s Certificate; and

(n)           a copy of a certificate, dated January 12, 2015, and a bringdown verification thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Officer’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the federal laws of the United States of America and (iii) the General Corporation Law of the State of Delaware (the “DGCL”).

The Underwriting Agreement, Note Certificates and Indenture are referred to herein collectively as the “Transaction Agreements.”  “Disclosure Package” means the Preliminary Prospectus as amended and supplemented by the documents identified on Schedule B hereto.  “Organizational Documents” means those documents listed in paragraphs (k) and (l) above.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.             The Company has the corporate power and authority under the DGCL to execute and deliver each of the Transaction Agreements and to consummate the issuance and sale of the Securities contemplated thereby.

2.             The Underwriting Agreement has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company under the DGCL.

3.             The Indenture has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company under the DGCL and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

4.             Neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the issuance and sale of the Securities contemplated thereby: (i) conflicts with the Organizational Documents, (ii) violates the DGCL or any law, rule or regulation of the State of New York or the United States of America or (iii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the DGCL or any law, rule or regulation of the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

5.             The Note Certificates have been duly authorized by all requisite corporate action on the part of the Company and duly executed by the Company, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York.

6.             The statements in the Prospectus Supplement and the Disclosure Package under the captions “Description of the Notes” and “Description of Debt Securities” (excluding the statements contained in the Prospectus Supplement under the sub-caption “Book-Entry Delivery and Settlement”), insofar as such statements purport to summarize certain provisions of the Indenture and the Note Certificates, fairly summarize such provisions in all material respects.

7.             The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus Supplement and the Disclosure Package, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

The opinions stated herein are subject to the following qualifications:

(a)           the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)           except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements;

(c)           except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d)           except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to any securities, antifraud, derivatives or commodities laws, rules or regulations, or Regulations T, U or X of the Board of Governors of the Federal Reserve System;

(e)           except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements (other than the Underwriting Agreement) constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(f)            except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements specifically identified herein without regard to any agreement or other document referenced in such agreement (including agreements or other documents incorporated by reference or attached or annexed thereto);

(g)           we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations; and

(h)           to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.  In addition, we call to your attention that such section 5-1401 references Section 1-105 of the Uniform Commercial Code; however, effective December 17, 2014, Article 1 of the Uniform Commercial Code was amended such that the substance of what was covered by Section 1-105 of the Uniform Commercial Code is now covered by Section 1-301 of the Uniform Commercial Code but conforming changes to section 5-1401 were not made at that time to reference Section 1-301 of the Uniform Commercial Code.  Accordingly,  we do not express any opinion as to the effect of such amendment to Article 1 of the New York Uniform Commercial Code on such section 5-1401 or on any opinion stated herein that relates to the enforceability of the choice of New York law contained in any Transaction Agreement;

In addition, in rendering the foregoing opinions, we have assumed that:

(a)           the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b)           except to the extent expressly stated in the opinions contained herein with respect to the Company, neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities: (i) conflicts or will conflict with the Organizational Documents, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its properties is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject; and

(c)           except to the extent expressly stated in the opinions contained herein with respect to the Company, neither the execution and delivery by the Company of the Transaction Agreements, the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, nor the enforceability of each of the Transaction Agreements against the Company, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

This opinion is furnished only to you as representatives of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement.  Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Securities or that seeks to assert your rights in respect of this opinion (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule A

Incorporated Documents

1.                        Annual Report on Form 10-K for the year ended December 31, 2013;

2.                        Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014; and

3.                        Current Reports on Form 8-K filed on February 27, 2014, April 14, 2014,  May 9, 2014 and December 3, 2014.

A-1

Schedule B

Free Writing Prospectus

1.                        Final Term Sheet, being Schedule III to the Underwriting Agreement, dated January 12, 2015, as filed by the Company with the Commission on January 13, 2015.

B-1